As filed with the Securities and Exchange Commission on July 12, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FCSTONE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1091210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2829 Westown Parkway, Suite 100

West Des Moines, Iowa 50266

(515) 223-3788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul G. Anderson

2829 Westown Parkway, Suite 100

West Des Moines, Iowa 50266

(515) 223-3788

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig L. Evans, Esq. Stinson Morrison Hecker LLP 1201 Walnut, Suite 2900 Kansas City, Missouri 64106 (816) 842-8600	Edward S. Best, Esq. Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	(1)(2)	(1)(2)	(1)(2)	(1)(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II. E.
(2)	The registrant is registering an indeterminate amount of shares of its common stock as may from time to be offered at indeterminate prices.
(3)	Deferred in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS

FCStone Group, Inc.

Common Stock

From time to time, we and certain selling stockholders may offer and sell shares of our common stock in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus describes some of the general terms that apply to these securities. The specific terms of the common stock then being offered will be described in supplements to this prospectus or other offering materials. The prospectus supplements or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement or other applicable offering materials carefully before you make your investment decision.

We and any selling stockholders may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement or other applicable offering materials for each offering will describe in detail the plan of distribution for that offering.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “FCSX.” Each applicable prospectus supplement or other applicable offering materials will indicate if the securities offered thereby will be listed on any securities exchange. The last reported sales price of our common stock on the NASDAQ Global Select Market on July 11, 2007 was $55.69 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive office is located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa 64108. The telephone number for our principal executive office is (515) 223-3788.

The date of this prospectus is July 12, 2007.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell common stock described in this prospectus, in one or more offerings and selling stockholders to be named in a prospectus supplement or other offering materials may, from time to time, sell our common stock in one or more offerings.

This prospectus provides you with a general description of the common stock we or selling stockholders may offer. Each time we or selling stockholders offer and sell common stock, we will provide a prospectus supplement or other offering materials that contain specific information about the terms of that offering, including the specific amounts, prices and terms of the common stock offered. The prospectus supplement or other offering materials also may add to, update or change information provided in this prospectus. You should read this prospectus, the applicable prospectus supplement, the other applicable offering materials and the other information described under the heading “Where You Can Find More Information” prior to investing.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable supplement to this prospectus or any other applicable offering materials. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus or any other applicable offering materials as if we had authorized it. This prospectus, any applicable prospectus supplement and any other applicable offering materials do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock to which they relate. Nor do this prospectus, any accompanying prospectus supplement or any other applicable offering materials constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any other applicable offering materials is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “our,” “us,” the “Company” or “FCStone” refer to FCStone Group, Inc., and its direct and indirect subsidiaries. When we refer to our “Certificate of Incorporation” we mean FCStone Group, Inc.’s Certificate of Incorporation. When we refer to our “Bylaws” we mean FCStone Group, Inc.’s Bylaws.

OUR COMPANY

We are an integrated commodity risk management company providing risk management consulting and transaction execution services to commercial commodity intermediaries, end-users and producers. We assist primarily middle-market customers in optimizing their profit margins and mitigating their exposure to commodity price risk. In addition to our risk management consulting services, we operate one of the leading independent clearing and execution platforms for exchange-traded futures and options contracts. In the 12 months ended May 31, 2007, we served more than 7,500 customers and transacted more than 54.1 million contracts in the exchange-traded and over-the-counter (“OTC”) markets. As a natural complement to our commodity risk management consulting services, we also assist our customers with the financing, transportation and merchandising of their physical commodity requirements and inventories.

We began offering commodity risk management consulting services to grain elevators in 1968. Since that time, our business has evolved to meet the changing needs of our customers. In response to these changing needs, we expanded our risk management services from a focus on agricultural futures and options to a wider array of instruments, including OTC derivatives, and to other commodities, including energy commodities, forest products and food products. We operated as a member-owned cooperative until 2005, when we converted to a stock corporation to improve our access to capital and to facilitate continued growth in our operations.

We provide our customers with various levels of commodity risk management services, ranging from value-added consulting services delivered through our Integrated Risk Management Program (“IRMP”) to lower-margin clearing and execution services for exchange-traded futures and options. Our consultative focus is demonstrated by the IRMP, which involves providing our customers with commodity risk management consulting services that are designed to help them mitigate their exposure to commodity price risk and maximize the amount and certainty of their operating profits. In performing consulting services, we educate our customers as to the commodity risks that they may encounter and how they can use the derivative markets to mitigate those risks. The IRMP forms the basis of our value-added approach and serves as a competitive advantage in customer acquisition and retention. We offer our customers access to both exchange-traded and OTC derivative markets, integrating the two platforms into a combined product offering delivered by our approximately 100 commodity risk management consultants.

We also offer clearing and execution services to a broad array of exchange-traded futures and options market participants including commercial accounts, professional traders, managed futures funds, introducing brokers and retail customers. We are a futures commission merchant (“FCM”) with clearing-member status at all of the major U.S. commodity futures and options exchanges. As of May 31, 2007, we were the third largest FCM in the U.S., as measured by required customer segregated assets, not affiliated with a major financial institution or commodity intermediary, end-user or producer.

In addition to offering our commodity and risk management services and clearing and execution services discussed above, we also operate in two other related businesses. We offer financing services that help our customers finance physical grain inventories and other commodities. We also provide financial support for commodity or commodity-related transactions in exchange for a share of customer profits. In our grain merchandising business, we operate through our minority interest in FGDI, LLC (“FGDI”). FGDI acts as a grain dealer in the United States and international markets, primarily Asia, Latin America and Canada. The primary role of FGDI is to link merchandisers of grain products through our network of industry contacts, serving as an intermediary to facilitate the purchase and sale of grain. Prior to June 1, 2007, we owned 70% of FGDI. On June 1, 2007, we sold a portion of our interest in FGDI to Agrex, Inc., a subsidiary of Mitsubishi and the other existing member of FGDI, to provide greater resources to expand our operations. We retained a 25% interest in the equity of FGDI to allow us to continue to benefit from FGDI’s network of industry contacts and grain merchandising capabilities.

Since our conversion to a stock corporation in 2005 we have been subject to the ongoing reporting obligations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On March 16, 2007 our common stock began trading on the NASDAQ Global Select Market under the trading symbol “FCSX.” On March 21, 2007 we closed the initial public offering of our common stock.

We are incorporated in the state of Delaware. Our principal offices are located at 2829 Westown Parkway, Suite 100, West Des Moines, Iowa 50266, and our telephone number is (515) 223-3788. We also have a website located at www.fcstone.com. The information that appears on our website is not part of, and is not incorporated into this prospectus.

FORWARD-LOOKING STATEMENTS

With the exception of historical information, this prospectus, any prospectus supplement and our reports filed under the Exchange Act and incorporated by reference in this prospectus and other offering materials and documents deemed to be incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, such as those pertaining to our plans, strategies and prospects, both business and financial. These statements involve known and unknown risks, assumptions, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, strategy, anticipated, estimated or projected results or achievements expressed or implied by these forward-looking statements. These factors include, among other things, customer acceptance of risk management, commodity price volatility, transaction volumes, interest rates and our ability to develop new products for our customers. You should also consider the risks described in the “Risk Factors” section of our most recent annual report on Form 10-K and, to the extent applicable, our quarterly reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

In some cases, you can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions.

There is no assurance the events discussed or incorporated by reference in this prospectus or any prospectus supplement or circumstances reflected in the forward-looking statements will occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the proceeds of any securities sold for general corporate purposes. Unless otherwise set forth in a prospectus supplement, to the extent any shares of our common stock are being offered for the account of selling stockholders, we will not receive any of the proceeds of the sale of such shares by such stockholders.

DESCRIPTION OF COMMON STOCK

The following description of our shares of common stock is only a summary and is subject to, and qualified in its entirety by reference to, the provision governing such shares contained in our Certificate of Incorporation and Bylaws, copies of which we have previously filed with the SEC. Because it is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” for information about how to obtain copies of our Certificate of Incorporation and Bylaws. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the common stock described in the applicable prospectus supplement or other applicable offering materials.

Our Certificate of Incorporation authorizes us to issue up to 20 million shares of preferred stock, par value $0.0001, and 40 million shares of common stock, par value $0.0001, 10 million shares of which are designated as Series 1 Common Stock, 10 million shares of which are designated as Series 2 Common Stock, and 10 million shares as Series 3 Common Stock. As of July 11, 2007, there were 18,277,711 shares of our common stock outstanding, which includes 3,722,069 shares of Series 1 Common Stock, 3,721,596 shares of Series 2 Common Stock, 3,721,198 shares of Series 3 Common Stock and 7,112,848 shares of unrestricted common stock. The shares of common stock, including the shares of Series 1, 2 and 3 Common Stock, are identical, except that the shares of Series 1, 2, and 3 Common Stock, collectively referred to as “Restricted Common Stock,” are subject to transfer restrictions and the transfer restrictions associated with each series have a different duration. All shares of Series 1, 2 and 3 Common Stock will automatically convert into shares of unrestricted common stock upon expiration of the respective transfer restriction periods, will be retired and will not be reissued as shares of any series of Restricted Common Stock, but will instead resume the status of, and become authorized and unissued shares of, unrestricted common stock. Our board of directors has the ability to reduce the duration of, or to eliminate, in whole or in part, the transfer restrictions applicable to each series of Restricted Common Stock of our Company as summarized below.

Common Stock

Dividends

Subject to the limitations under the General Corporation Law of the State of Delaware (“DGCL”) and any preferential dividend rights of outstanding preferred stock, holders of our common stock are entitled to receive their pro rata share of such dividends or other distributions as may be declared by our board of directors from time to time out of funds legally available therefor.

General Voting Rights

Unless otherwise required by our Certificate of Incorporation or applicable law, holders of our common stock are entitled to one vote per share with respect to all matters upon which our stockholders are entitled to vote generally, including amendments to our Certificate of Incorporation, mergers, sales of all or substantially all of our corporate assets or property or a dissolution. Holders of our common stock also are entitled to one vote per share in the election of directors to our board of directors. The holders of our common stock do not have cumulative voting rights.

No Conversion, Preemptive or Subscription Rights

The holders of our common stock have no conversion, preemptive or subscription rights, other than the automatic conversion, and conversion under other limited circumstances, of the Restricted Common Stock into unrestricted common stock as described below.

Liquidation Rights

Subject to any preferential dividend rights of outstanding preferred stock, upon any liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, holders of common stock are entitled to receive their pro rata share of such assets as are available for distribution to stockholders. In other words, each share of common stock has equal liquidation rights.

Transfer Restrictions

Certain of our currently issued and outstanding shares of common stock are registered under the Securities Act but, nonetheless, are subject to significant transfer restrictions under our Certificate of Incorporation. During the applicable transfer restriction periods referred to below, shares of Restricted Common Stock are permitted to be transferred only under the following circumstances:

•	shares of Restricted Common Stock are transferable to any party approved in advance by the board of directors,

•	shares of Restricted Common Stock issued to any employee stock ownership plan of our Company are transferable as provided in such plan,

•	shares of Restricted Common Stock are transferable by operation of law, and

•	shares of Restricted Common Stock are transferable in a “permitted transfer.”

“Permitted transfers” of Restricted Common Stock include:

•

“conversion transfers,” in which Restricted Common Stock of our Company is converted into unrestricted common stock in connection with transfers to our Company, transfers made in our initial public offering and other conversion transfers approved by our board of directors, and

•

“non-conversion transfers,” in which Restricted Common Stock of our Company is not converted into unrestricted common stock and remains subject to transfer restrictions in connection with transfers to parties who are then stockholders of our company, transfers to certain family members for estate planning or education purposes, bona fide pledges to lending or financial institutions and other non-conversion transfers approved by our board of directors.

The transfer restriction periods for the Restricted Common Stock will expire:

•	on September 17, 2007, in the case of Series 1 Common Stock,

•	on March 15, 2008, in the case of Series 2 Common Stock, and

•	on September 11, 2008, in the case of Series 3 Common Stock.

Our board of directors has the ability to reduce the duration of, or to eliminate, in whole or in part, the transfer restrictions applicable to each series of Restricted Common Stock of our Company.

None of the shares of common stock sold pursuant to this prospectus will be subject to the transfer restrictions under our Certificate of Incorporation. None of the currently outstanding shares of common stock will be subject to restrictions on transfer as of September 11, 2008. When the transfer restriction period for the applicable series of Restricted Common Stock expires, all shares of such series no longer will be subject to the transfer restrictions and automatically will convert into the same number of shares of unrestricted common stock.

Other Provisions

There are no sinking fund provisions applicable to our common stock nor is it subject to calls or assessments by us.

Matters Relating to a Change in Our Control or Other Extraordinary Corporate Transactions

Certain provisions in our Certificate of Incorporation and our Bylaws could delay, defer or prevent a change in our control or other extraordinary corporate transaction involving us. These provisions and Delaware law may make it more difficult for a potential acquiror to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions could delay, defer or prevent entirely a merger or acquisition that our stockholders consider favorable. Our board of directors is not aware of any current effort to accumulate shares of our common stock or to otherwise obtain control of us and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deferring or preventing a change in control of us. The following is a brief summary of the provisions of our Certificate of Incorporation, our Bylaws and certain provisions of Delaware law that could have such effect.

Classified Board

Our Certificate of Incorporation provides that the number of directors constituting our board of directors shall be fixed in the manner provided in our Bylaws. Our Bylaws provide that the number of directors shall be the same as the number of our initial board of directors. However, this number may be increased or decreased by our board of directors. There currently are twelve directors serving on our board. Our Certificate of Incorporation provides that our board of directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board of directors permits, with the term of office of one class expiring each year.

Under Delaware law, the directors of a corporation that has a classified board within the meaning of Delaware law may be removed by the corporation’s stockholders only for cause unless the corporation’s certificate of incorporation provides otherwise. Additionally, as a result of the classification of our board, two annual meetings of stockholders may be required for the stockholders to change a majority of the directors on our board. Our Certificate of Incorporation provides for the removal of any director or the entire board of directors at any time, but only for cause and only by the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of our common stock. For these purposes, the term “for cause” means the commission of a felony, or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director’s duty to our Company in a matter of substantial importance to our Company, where such adjudication is no longer subject to direct appeal. If the holders of any series of preferred stock have the right to elect one or more directors, the provisions relating to the removal of any director or the entire board of directors would not apply to any director so elected.

Our Bylaws provide that vacancies on the board resulting from removal or for any other reason will, unless otherwise required by law, be filled only by a majority vote of the directors then in office, and not by our stockholders. The classification of directors into three classes with staggered terms, the inability of stockholders to remove directors without cause and the inability of stockholders to fill vacancies on the board will make it more difficult to change the composition of our board and in turn may have the effect of delaying, deferring or preventing a change in control of our Company.

No Cumulative Voting

The DGCL provides that stockholders of a corporation are not entitled to the right to cumulate votes in the election of directors unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Advance Notice of Director Nominations and New Business

The nominating committee of our board of directors is composed entirely of at least three independent members of the board of directors who have been appointed by the board of directors. However, the holders of common stock are entitled to directly nominate persons to stand for election as directors of our Company if the nominee is qualified and such stockholder satisfies certain advance notice requirements contained in our Bylaws.

Our Bylaws provide that advance notice must be delivered to us of any business to be brought by holders of common stock before an annual meeting of the stockholders and of any nominations by stockholders of persons for election to our board of directors at our annual meeting.

Generally, for business to be brought before an annual meeting of our stockholders, holders of our common stock must give written notice to the secretary of our Company not less than 120 days prior to the anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of our stockholders. In each case, the notice must set forth specific information regarding such stockholder and each director nominee or other business proposed by holders of common stock, as applicable, as provided in our Bylaws.

In the proxy statement and form of proxy prepared and delivered in connection with an annual meeting of stockholders, we will, at our own expense, include the name of any nominee submitted by a stockholder and all other information related to such nominee that is provided with respect to the board of directors’ nominees in such proxy statement and form of proxy in the event that:

•	a holder of common stock proposes to nominate an individual for election or reelection as a director of our Company, and

•	such stockholder has satisfied each of the terms and conditions described above for the nomination of such nominee.

Except for nominations by holders of our common stock for persons to be elected to the board of directors of our Company at a special meeting of our stockholders at which directors are to be elected, stockholders are not permitted to make proposals, or bring other business, at a special meeting of the stockholders of our Company. If we call a special meeting of the stockholders for the purpose of electing one or more directors to our board, stockholders may nominate persons for election to the board by giving written notice to the secretary of our Company not later than ten days following the date a public announcement of the special meeting date is made.

No Action by Written Consent of Stockholders; Calling of Special Meetings by Stockholders

Our Certificate of Incorporation requires that all actions of the holders of common stock must be taken by a vote of such holders at an annual or special meeting, and such stockholders are not permitted to take action by written consent without a meeting. It also provides that only the chairman of the board, the president or the board of directors of our Company may call special meetings of our stockholders. The holders of common stock have no right to require us to call a special meeting of the stockholders.

Supermajority Voting Provisions

The approval of our board of directors and of the holders of outstanding shares of common stock are required in order to amend our Certificate of Incorporation. In the case of the approval of stockholders, the following votes will be required:

•

the approval of the holders of at least two-thirds (2/3) of the outstanding shares of all classes of capital stock of our company entitled to vote will be required to adopt any amendment to the provisions of the Certificate of Incorporation relating to (1) the transfer restrictions applicable to the Series 1, 2 and 3 Common Stock, (2) the size and structure of our board of directors, (3) the qualifications and means of removing our directors, (4) the amendment of our Bylaws, or (5) the amendment of the Certificate of Incorporation,

•

unless approved by a majority of the disinterested directors then in office, the approval of at least 80% of all the outstanding shares of our common stock and at least 50% of our common stock not held by the beneficial owner (and any associate or affiliate of such a beneficial owner) of 5% or more of the common stock will be required to approve any business combination with the beneficial owner of 5% or more of our common stock,

•

the approval of the holders of at least three-fourths (3/4) of the outstanding shares of common stock will be required to adopt any amendment to the provisions of the Certificate of Incorporation relating to the dissolution of our Company, and

•

the approval of the holders of at least a majority of the outstanding capital stock entitled to vote will be required to adopt any amendment to all other provisions of the Certificate of Incorporation.

Board Authority to Amend Bylaws

The board of directors of our Company has the authority to adopt, amend or repeal our Bylaws without the approval of the holders of our common stock. However, the holders of our common stock have the right to initiate, without the approval of our board of directors, proposals to adopt, amend or repeal our Company Bylaws. The approval of a majority of the votes cast at any annual or special meeting of the holders of common stock is required in order to adopt, repeal or amend the Bylaws in response to such stockholder proposals.

Delaware Anti-Takeover Statute

We are a Delaware corporation which is subject to Section 203 of the DGCL. Subject to certain exceptions, this statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

•

upon the completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of this statute, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or a person who is an affiliate of the corporation and who did own, within the three years prior to the date of determination whether the person is an “interested stockholder,” 15% or more of the corporation’s voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation of Liability of Directors

As authorized by Delaware corporation law and as provided for in our Certificate of Incorporation, a director of our Company is not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders,

•	for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided by Delaware corporation law, or

•	for any transaction from which the director derived an improper personal benefit.

We are obligated to indemnify our directors and officers to the fullest extent permitted by law. To this end, we have entered into indemnification agreements with our directors and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from their services to us. Our Bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity, regardless of whether our Bylaws would permit indemnification. We have obtained directors’ and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The inclusion of these provisions in our Certificate of Incorporation and Bylaws may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our Company and our stockholders. In addition, the stockholders’ investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent

The transfer agent and registrar for our shares is UMB Bank, n.a.

Listing

Our common stock is listed and traded on the NASDAQ Global Select Market under the trading symbol “FCSX.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the common stock described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information we later file with the SEC, modifies or replaces that information.

The documents listed below have been filed by us under the Exchange Act and are incorporated by reference in this prospectus:

1.	Annual Report on Form 10-K for the year ended August 31, 2006 filed on November 29, 2006, including an amendment thereto filed on Form 10-K/A on February 5, 2007;

2.	Quarterly Reports filed on Form 10-Q for the quarters ended November 30, 2006 and February 28, 2007, which we filed with the SEC on January 15, 2007 and April 16, 2007, respectively;

3.	Current Reports on Form 8-K filed December 6, 2006, December 6, 2006, January 19, 2007, March 16, 2007, March 29, 2007, and June 5, 2007; and

4.	The description of our common stock included in our Registration Statement on Form 8-A filed on March 14, 2007.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the common stock covered by this prospectus are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us at:

Investor Relations Department

FCStone Group, Inc.

10330 NW Prairie View Road

Kansas City, Missouri 64153

Attn: William Dunaway

(816) 457-6246

Our SEC filings also are available on our Internet website at www.fcstone.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the common stock offered by this prospectus will be passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri. Certain legal matters with respect to the common stock offered by this prospectus will be passed upon for underwriters, dealers or agents, if any, by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

EXPERTS

Our consolidated financial statements and schedules as of August 31, 2006 and August 31, 2005 and for each of the years in the three-year period ended August 31, 2006, have been incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Amount to be Paid
Securities and Exchange Commission Registration Fee	$	*

Accounting Fees and Expenses		**

Legal Fees and Expenses		**

Miscellaneous Expenses (Including Printing Expenses)		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**	An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act and to provide for the reimbursement of expenses incurred.

As permitted by Delaware corporation law, our Certificate of Incorporation provides that we will indemnify our directors, officers, committee members and employees and may indemnify our agents to the fullest extent permitted by law. Our Bylaws also permit us to secure insurance on behalf of any officer, director, committee member, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether our Bylaws would permit indemnification.

As permitted by Delaware corporation law, our Certificate of Incorporation provides that our directors will not be personally liable to FCStone or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to FCStone or its stockholders,

•	for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided by Delaware corporation law, or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in our Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. We have entered into indemnification agreements with our directors and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from their services to us. We have also obtained directors’ and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

Item 16.	Exhibits and Financial Statement Schedules.

The index to exhibits appears immediately following the signature pages to this registration statement.

Item 17.	Undertakings

a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, Iowa, on this 12th day of July, 2007.

FCSTONE GROUP, INC.

By:	/S/ PAUL G. ANDERSON
Name:	Paul G. Anderson
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Paul G. Anderson, William J. Dunaway and Robert V. Johnson, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462 registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ PAUL G. ANDERSON Paul G. Anderson	President, Chief Executive Officer and Director (principal executive officer)	July 12, 2007

/S/ ROBERT V. JOHNSON Robert V. Johnson	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	July 12, 2007

/S/ BRUCE KREHBIEL Bruce Krehbiel	Chairman of the Board and Director	July 12, 2007

/S/ JACK FRIEDMAN Jack Friedman	Vice Chairman of the Board and Director	July 12, 2007

/S/ ERIC PARTHEMORE Eric Parthemore	Vice Chairman of the Board and Director	July 12, 2007

/S/ BRENT BUNTE Brent Bunte	Director	July 12, 2007

/S/ DOUG DERSCHEID Doug Derscheid	Director	July 12, 2007

/S/ KENNETH HAHN Kenneth Hahn	Director	July 12, 2007

II-1

Signature	Title	Date

/S/ DAVID ANDRESEN David Andresen	Director	July 12, 2007

/S/ TOM LEITING Tom Leiting	Director	July 12, 2007

/S/ DAVE REINDERS Dave Reinders	Director	July 12, 2007

/S/ ROLLAND SVOBODA Rolland Svoboda	Director	July 12, 2007

/S/ DARYL HENZE Daryl Henze	Director	July 12, 2007

II-2

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement (to be filed by amendment or incorporated by reference herein in connection with the offering of securities, as appropriate)

5.1	Opinion of Stinson Morrison Hecker LLP

23.1	Consent of KPMG LLP

23.2	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages)